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                                                                Exhibit No. 1(c)


                            CERTIFICATE OF AMENDMENT

                                       TO

                                TRUST INSTRUMENT

                                       OF

                     PAINEWEBBER PACE SELECT ADVISORS TRUST


            I, Amy R. Doberman, Vice President and Secretary of PaineWebber PACE Select Advisors Trust ("Trust"), hereby certify that the board of trustees of the Trust adopted the following resolutions at a meeting held on May 8, 2001, and that the amendment to the Trust's Trust Instrument becomes effective on September 29, 2001:

                        RESOLVED, that, pursuant to Section 2 of Article IV of
            the Trust's Trust Instrument, the unlimited number of shares of beneficial interest of each Series of the Trust (other than PACE Money Market Investments) established as Class B shares, including all issued and outstanding Class B shares of each Series as of the close of business on the effective date, be renamed Sub-Class B-1 shares; and be it further

                        RESOLVED, that an unlimited number of shares of
            beneficial interest of each Series of the Trust (other than PACE Money Market Investments) be established as Sub-Class B-2 shares; and be it further

                        RESOLVED, that an unlimited number of shares of
            beneficial interest of each Series of the Trust (other than PACE Money Market Investments) be established as Sub-Class B-3 shares; and be it further

                        RESOLVED, that all Class B shares of a Series (including
            all Sub-Class B-1 shares, Sub-Class B-2 shares and Sub-Class B-3 shares), together with the Class A shares, Class C shares, Class P shares and Class Y shares of that Series, represent interests in the assets of only that Series and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust Instrument and as set forth in Schedule A with respect to the conversion of Sub-Class B-1 shares, Sub-Class B-2 shares and Sub-Class B-3 shares into Class A shares; and be it further

                        RESOLVED, that Schedule A of the Trust Instrument be,
            and it hereby is, amended and restated to reflect the change in the name of each Series' Sub-Class B-1 shares, the establishment of Sub-Class B-2 shares and Sub-Class B-3 shares and the conversion of Sub-Class B-2 shares and Sub-Class B-3 shares into Class A shares; and be it further

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                        RESOLVED, that the foregoing resolutions shall become
            effective on a date to be determined by the Trust's officers but no later than December 31, 2001.



            Dated:                 , 2001        By:
                  -----------------                 --------------------
                                                    Amy R. Doberman
                                                    Vice President and Secretary

Subscribed and sworn before me this ___ day of ___________, 2001:


Cristina Paradiso
Notary Public State of New York
Qual. N.Y. Cty
No. 01PA6017191
Comm. Exp. 12/07/2002

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                        SCHEDULE A TO TRUST INSTRUMENT OF
                     PAINEWEBBER PACE SELECT ADVISORS TRUST

             (AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 29, 2001)

SERIES OF THE TRUST

PACE Money Market Investments
PACE Government Securities Fixed Income Investments
PACE Intermediate Fixed Income Investments
PACE Strategic Fixed Income Investments
PACE Municipal Fixed Income Investments
PACE Global Fixed Income Investments
PACE Large Company Value Equity Investments
PACE Large Company Growth Equity Investments
PACE Small/Medium Company Value Equity Investments
PACE Small/Medium Company Growth Equity Investments
PACE International Equity Investments
PACE International Emerging Markets Equity Investments


CLASSES OF SHARES OF EACH SERIES

An unlimited number of shares of beneficial interest has been established by the Board as Class P shares of the Series designated as PACE Money Market Investments.

An unlimited number of shares of beneficial interest have been established by the Board as Class A shares, Class B shares, Class C shares, Class P shares and Class Y shares of each of the other Series listed above. The Class B shares of each Series consist of an unlimited number of Sub-Class B-1 shares, Sub-Class B-2 shares and Sub-Class B-3 shares. Each of the Class A shares, Class B shares, Class C shares, Class P shares and Class Y shares of a Series represents interests in the assets of only that Series and has the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust's Trust Instrument and as set forth below with respect to the Class B shares of the Series:

      1. Each Sub-Class B-1 share of a Series, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-1 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the sixth anniversary of the issuance of such Sub-Class B-1 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-1 shares occurred or (ii) for Sub-Class B-1 shares obtained through an exchange, the date on which the issuance of the

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           Sub-Class B-1 shares of an eligible Brinson fund occurred, if such shares were exchanged directly, or through a series of exchanges for the Series' Sub-Class B-1 shares (the "Sub-Class B-1 Conversion Date")).

      2. Each Sub-Class B-2 shares of a Series, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-2 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the third anniversary of the issuance of such Sub-Class B-2 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-2 shares occurred or (ii) for Sub-Class B-2 shares obtained through an exchange, the date on which the issuance of the Sub-Class B-2 shares of an eligible Brinson fund occurred, if such shares were exchanged directly, or through a series of exchanges for the Series' Sub-Class B-2 shares (the "Class B-2 Conversion Date")).

      3. Each Sub-Class B-3 shares of a Series, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-3 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the second anniversary of the issuance of such Sub-Class B-3 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-3 shares occurred or (ii) for Sub-Class B-3 shares obtained through an exchange, the date on which the issuance of the Sub-Class B-3 shares of an eligible Brinson fund occurred, if such shares were exchanged directly, or through a series of exchanges for the Series' Sub-Class B-3 shares (the "Class B-3 Conversion Date")).

      4. Each Sub-Class B-1, Sub-Class B-2 or Sub-Class B-3 share of a Series (which may be referred to collectively as "Class B shares") purchased through the reinvestment of a dividend or a distribution with respect to the corresponding sub-class of shares and the dividends and distributions on such shares shall be segregated in a separate sub-account on the stock records of the Series for each of the holders of record thereof. On any Class B-1 Conversion Date, Class B-2 Conversion Date or Class B-3 Conversion Date (hereinafter referred to as a "Conversion Date"), a number of the shares held in the sub-account of the holder of record of the corresponding Class B shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series. The number of Class B shares in the holder's sub-account so converted shall bear the same relation to the total number of corresponding Class B shares maintained in the sub-account on the

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           Conversion Date as the number of Class B shares of the holder converted on the Conversion Date bears to the total number of the corresponding Class B shares of the holder on the Conversion Date not purchased through the automatic reinvestment of dividends or distributions with respect to the Class B shares.

      5. The number of Class A shares into which Class B shares are converted shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date by the net asset value per share of the Class A shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date.

      6. On the Conversion Date, the Class B shares converted into Class A shares will cease to accrue dividends and will no longer be outstanding and the rights of the holders thereof will cease (except the right to receive declared but unpaid dividends to the Conversion
           Date).

For purposes of the foregoing, the term "eligible Brinson fund" includes any and all mutual funds for which Brinson Advisors, Inc. or an affiliate of Brinson Advisors, Inc. serves as investment adviser, investment manager or principal underwriter that (i) offer shares with a contingent deferred sales charge imposed upon certain redemptions of such shares and (ii) are exchangeable with the Class B shares of the Series.

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